Exhibit 99.1

ALLEGHANY CORPORATION

1411 Broadway, 34th Floor

New York, NY 10018

ALLEGHANY CORPORATION REPORTS 2018 FOURTH QUARTER AND FULL YEAR RESULTS

NEW YORK, NY, February 20, 2019 – Alleghany Corporation (NYSE-Y) announced today its financial results for the three months and year-ended December 31, 2018. Highlights are below.

●

Book value per common share[1] was $527.75 as of December 31, 2018, a decrease of 4.6% from book value per common share as of December 31, 2017, and a decrease of 8.4% from book value per common share[1] as of September 30, 2018. Book value per share decreased 2.8% for the full year, adjusted for the $10.00 per share special dividend paid in March 2018.

●

Net premiums written increased 1.7% and 8.5% for the year and three months ended December 31, 2018, respectively. Excluding PacificComp, which was sold on December 31, 2017, net premiums written increased 5.1% and 12.1% for the year and three months ended December 31, 2018, respectively.

●

Noninsurance revenue increased 77.1% and 120.0% for the year and three months ended December 31, 2018, respectively. Current year noninsurance revenue includes the effects of acquisition activity, primarily W&W|AFCO Steel’s acquisition of Hirschfeld Industries.

●

Earnings per diluted share and operating earnings per diluted share were $2.62 and $16.13, respectively, for the year-ended December 31, 2018, compared with earnings per diluted share and operating earnings per diluted share of $5.85 and $2.87, respectively, for the year-ended December 31, 2017.

●

Earnings (losses) per diluted share and operating (losses) earnings per diluted share were $(48.30) and $(4.35), respectively, for the three months ended December 31, 2018, compared with earnings per diluted share and operating earnings per diluted share of $9.96 and $10.12, respectively, for the three months ended December 31, 2017.

●	After-tax catastrophe losses, net of reinsurance and reinstatement premium, were $494.4 million and $300.6 million for the year and three months ended December 31, 2018, respectively.

Weston Hicks, President and chief executive officer, stated, “Our 2018 results reflect record earnings at Alleghany Capital, profitable but depressed operating results at TransRe and RSUI due to above-average catastrophe losses, and solid growth and improved earnings at CapSpecialty. In addition, although our equity portfolio outperformed the broader equity markets, absolute returns were negative and higher interest rates caused a decline in the value of our fixed income portfolio. These market value adjustments resulted in a modest decline in book value for the year.”

“The property and casualty industry experienced above average catastrophe losses for a second consecutive year in 2018. TransRe and RSUI were not immune from these catastrophe losses. Losses in 2018 resulted primarily from the Japanese typhoons, California wildfires and Hurricane Michael, which made landfall in The Florida Panhandle. While catastrophe losses negatively affected 2018 results, favorable prior period reserve development, primarily in the casualty lines of business, and disciplined underwriting at both TransRe and RSUI resulted in favorable relative performance and a modest operating profit for the year. Each of TransRe, RSUI and CapSpecialty delivered increased net premiums written during the year as they capitalized on an increase in business opportunities and remained disciplined in their approach. ”

1 Stockholders’ equity attributable to Alleghany stockholders divided by common stock outstanding.

“Operating results were strong across all of our portfolio companies at Alleghany Capital in 2018 with each of them generating improved results. Operating earnings before income taxes and corporate expenses increased 46% to $93.3 million in 2018 compared with 2017, as Jazwares, IPS and W&W|AFCO Steel saw increased sales; Kentucky Trailer and Bourn & Koch drove margin improvement; and all of the portfolio companies benefited from a healthy economy. During 2018, Alleghany Capital executed one new platform and four portfolio company add-on transactions, which significantly expanded its investments and strengthened the position and earnings power of its portfolio companies.”

“During the fourth quarter, oil prices fell by approximately 40%. Because we test our oil and gas assets for impairment based on the year-end oil price, this resulted in a $35.4 million impairment charge for Stranded Oil Resources Corporation.”

“During 2018, we took advantage of what we believe to be an undervalued stock price by repurchasing 822,849 shares of Alleghany common stock for a total expenditure of $491.6 million at an average share price of $597.48.”

The following table summarizes results for the three months and year-ended December 31, 2018 and 2017:

	Three Months Ended December 31,		Percent	Year Ended December 31,		Percent
	2018	2017	Change	2018	2017	Change
	(in millions, except per share data)			(in millions, except per share data)
Revenues:
Total revenues	$1,227.1	$1,670.8	(26.6%)	$6,887.2	$6,424.6	7.2%
Change in the fair value of equity secirities	(741.8)	-	NM	(229.0)	-	NM

Net premiums written	1,280.1	1,179.4	8.5%	5,048.4	4,965.9	1.7%

Noninsurance revenue	611.3	277.9	120.0%	1,644.0	928.3	77.1%
Net investment income	122.8	129.2	(5.0%)	500.5	451.0	11.0%

Earnings:
Earnings (losses) before income taxes	$(890.7)	$211.0	(522.1%)	$39.6	$36.7	7.9%

Underwriting (loss) profit	(249.2)	137.2	(281.6%)	(161.5)	(316.4)	(49.0%)
Net earnings (losses) attributable to Alleghany stockholders	(712.1)	153.3	(564.5%)	39.5	90.1	(56.2%)

Operating (losses) earnings	(64.1)	155.7	(141.2%)	242.9	44.0	452.0%

Per share data:

Diluted earnings (losses) per share	$(48.30)	$9.96	(584.9%)	$2.62	$5.85	(55.2%)

Operating (losses) earnings per diluted share	(4.35)	10.12	(143.0%)	16.13	2.87	461.8%

The following table presents the impact of catastrophe losses, net of reinsurance, for 2018:

	Reinsurance Segment	Insurance Segment		Total Segments
2018		($ in millions)
Net loss and loss adjustment expenses:
Typhoon Jebi	$167.2	$16.2		$183.4
California wildfires	163.7	18.3	(1)	182.0
Hurricane Michael	80.1	55.1		135.2
Hurricane Florence	36.5	33.9	(2)	70.4
Typhoon Trami	29.7	4.0		33.7
Other	22.9	30.1		53.0

Total net loss and LAE	500.1	157.6		657.7

Net reinstatement premiums (earned)(3)	(31.9)	-		(31.9)

Losses before income taxes	468.2	157.6		625.8

Income taxes	98.3	33.1		131.4

Net losses attributable to Alleghany stockholders	$369.9	$124.5		$494.4

(1)	Includes $17.4 million attributable to RSUI and $0.9 million attributable to CapSpecialty.
(2)	Includes $33.8 million attributable to RSUI and $0.1 million attributable to CapSpecialty.
(3)	Represents an increase to net premiums earned.

The following table summarizes the changes in book value per common share1 for the three months and year-ended December 31, 2018:

Book value per common share[1]:	Three months ended December 31, 2018	Percent Change	Year ended December 31, 2018	Percent Change	Percent Change incl. dividend[2]
As of the beginning of the period	$576.14		$553.20

Special dividend	-	-	(10.00)	(1.8%)

Diluted earnings (losses) per share	(48.30)	(8.4%)	2.62	0.4%

Other comprehensive income and other[3]	(0.09)	(0.0%)	(18.07)	(3.2%)

As of the end of the period	$527.75	(8.4%)	$527.75	(4.6%)	(2.8%)

[1]	Stockholders’ equity attributable to Alleghany stockholders divided by common stock outstanding.

[2]	Adjusted to reflect a $10.00 per share special dividend payment on March 15, 2018.

[3]	Year ended December 31, 2018 relates primarily to unrealized depreciation on bonds, after tax.

SEGMENT RESULTS

The following table summarizes the reinsurance and insurance segment results for the three months and year-ended December 31, 2018 and 2017:

	Three Months Ended December 31,		Percent	Year Ended December 31,		Percent
	2018	2017	Change	2018	2017	Change
	(in millions)			(in millions)
Net premiums written:
Reinsurance Segment	$1,010.2	$903.4	11.8%	$3,969.1	$3,810.1	4.2%
Insurance Segment	269.9	276.0	(2.2%)	1,079.3	1,155.8	(6.6%)

	$1,280.1	$1,179.4	8.5%	$5,048.4	$4,965.9	1.7%

Underwriting profit (loss):
Reinsurance Segment	$(208.9)	$95.7	(318.3%)	$(212.6)	$(263.4)	(19.3%)
Insurance Segment	(40.3)	41.5	(197.1%)	51.1	(53.0)	(196.4%)

	$(249.2)	$137.2	(281.6%)	$(161.5)	$(316.4)	(49.0%)

Reinsurance

Net premiums written in the fourth quarter of 2018 increased by 11.8% over the fourth quarter of 2017, primarily due to TransRe’s purchase of certain renewal rights associated with a block of U.S. treaty reinsurance (the “Renewal Rights Purchase”), and reinstatement premiums written due to the significant catastrophe losses in the quarter. These increases were partially offset by higher ceded premiums written due to an increase in retrocessional coverage purchased in 2018 and a reduction in TransRe’s quota share participation in a certain large whole account quota share treaty (the “Quota Share Treaty”).

Net premiums written for the full-year 2018 increased by 4.2% over the full-year 2017, primarily due to increases in premiums written by TransRe’s North American and Asia-Pacific operations and the impact of the Renewal Rights Purchase, partially offset by higher ceded premiums written due to an increase in retrocessional coverage purchased in 2018 and a reduction of TransRe’s Quota Share Treaty participation.

TransRe’s 2018 fourth quarter combined ratio was 120.1%, compared with 90.2% for the 2017 fourth quarter, and TransRe’s full-year 2018 combined ratio was 105.4%, compared with 106.9% for the full-year 2017. TransRe’s combined ratios and underwriting losses reflect 29.4% and 12.7% of catastrophe losses for the 2018 fourth quarter and full-year, respectively, compared with 0.5% and 15.3% of catastrophe losses for the corresponding 2017 periods, respectively.

Insurance

Net premiums written decreased in the fourth quarter and full-year 2018 primarily due to the inclusion in 2017 of net premiums written by PacificComp prior to its sale on December 31, 2017. Excluding PacificComp, net premiums written increased by 13.1% and 8.4% in the fourth quarter and full-year 2018, respectively, compared with the corresponding periods in 2017. CapSpecialty’s net premiums written increased by 5.7% and 12.8% for the fourth quarter and full-year 2018, respectively, from the corresponding periods in 2017. RSUI’s net premiums written increased by 16.3% and 6.8% for the fourth quarter and full-year 2018, respectively, from the corresponding periods in 2017. CapSpecialty’s growth in net premiums written is attributable to increased writings in professional liability and miscellaneous medical lines of business and additional premiums written in connection with a certain renewal rights transaction for a book of environmental business in early 2018. RSUI’s growth in net premiums written is due to increased writings in most lines of business and a general increase in business opportunities from modestly improved market conditions and pricing increases primarily in the property line of business.

The insurance segment’s 2018 fourth quarter combined ratio was 114.9%, compared with 85.7% for the 2017 fourth quarter, and the insurance segment’s combined ratio for full-year 2018 was 95.1%, compared with 104.6% for the full-year 2017. The higher combined ratio and underwriting loss for the fourth quarter of 2018 primarily reflect significant catastrophe losses at RSUI. The lower combined ratio and the underwriting profit for full-year 2018, compared with an underwriting loss for full-year 2017, primarily reflect lower catastrophe losses at RSUI and, to a lesser extent, increases in favorable prior accident-year loss reserve development at RSUI.

Alleghany Capital

The following table summarizes earnings (losses) before income taxes and operating earnings (losses) before income taxes for the Alleghany Capital segment for the three months and year-ended December 31, 2018 and 2017:

	Three Months Ended December 31,
	2018				2017
	Industrial	Non- industrial	Corp. & other	Total	Industrial	Non- industrial	Corp. & other	Total
	($ in millions)				($ in millions)
Earnings (losses) before income taxes	$10.5	$27.0	$(2.8)	$34.7	$4.9	$9.7	$17.7	$32.3

Operating earnings (losses) before income taxes	$13.0	$31.5	$(2.8)	$41.7	$5.9	$13.0	$(3.2)	$15.7
Add: net realized capital gains	0.6	(0.2)	-	0.4	0.9	0.3	20.9	22.1
Less: amortization of intangible assets	(3.1)	(4.3)	-	(7.4)	(1.9)	(3.6)	-	(5.5)

Earnings (losses) before income taxes	$10.5	$27.0	$(2.8)	$34.7	$4.9	$9.7	$17.7	$32.3

	Year Ended December 31,
	2018				2017
	Industrial	Non- industrial	Corp. & other	Total	Industrial	Non- industrial	Corp. & other	Total
	($ in millions)				($ in millions)
Earnings (losses) before income taxes	$25.0	$44.8	$(11.7)	$58.1	$14.6	$30.6	$7.6	$52.8

Operating earnings (losses) before income taxes	$33.6	$59.7	$(11.7)	$81.6	$17.9	$46.1	$(13.3)	$50.7
Add: net realized capital gains	1.2	(0.3)	-	0.9	1.5	0.6	20.9	23.0
Less: amortization of intangible assets	(9.8)	(14.6)	-	(24.4)	(4.8)	(16.1)	-	(20.9)

Earnings (losses) before income taxes	$25.0	$44.8	$(11.7)	$58.1	$14.6	$30.6	$7.6	$52.8

The increase in earnings before income taxes in the 2018 fourth quarter and full-year from the corresponding 2017 periods primarily reflects increased earnings in both the non-industrial and the industrial businesses, partially offset by a net realized capital gain in the fourth quarter of 2017. The net realized capital gain in the fourth quarter of 2017 reflects a $20.9 million capital gain due to the settlement of certain contingent consideration obligations that were made by Alleghany Capital in connection with its acquisition of Jazwares’ outstanding equity. Operating earnings before income taxes increased by 165% and 61% for the fourth quarter and year-ended 2018, respectively, from the corresponding 2017 periods. Operating earnings before income taxes increased for both the non-industrial and industrial businesses. The increase in the non-industrial operating earnings before income taxes primarily reflects the impact of strong sales and improved margins at Jazwares and IPS, as well as the addition of Concord beginning October 1, 2018. The increase in the industrial operating earnings before income taxes primarily reflects Alleghany Capital’s earnings from W&W|AFCO Steel, its investment in Wilbert, as well as the impact of increased sales and improved margins at Kentucky Trailer and Bourn & Koch.

INVESTMENT PERFORMANCE

Alleghany reported net investment income for the 2018 fourth quarter and full-year of $122.8 million and $500.5 million, respectively, a decrease of 5.0% and an increase of 11.0%, respectively, from the corresponding 2017 periods. The decrease in net investment income in the fourth quarter of 2018 primarily reflects negative returns from certain partnership investments impacted by significant catastrophe losses in the quarter. The increase in net investment income in the full-year 2018 over full-year 2017 primarily reflects higher dividend income from the equity securities portfolio for the first three quarters of 2018 and, to a lesser extent, higher interest income primarily resulting from higher yields on short-term investments and floating-rate debt securities. These increases are partially offset by the impact of the sale of PacificComp. The increase in net investment income in 2018 from 2017 also reflects higher income from AIHL’s limited partnership interests in certain subsidiaries of Ares, partially offset by lower income from other partnerships. Partnership income in 2018 includes a $12.9 million increase in the carrying value of Alleghany’s equity investment in Ares.

Financial statement total return4 on investments was (3.6%) and 0.1% for the fourth quarter and full-year 2018, respectively, compared with 2.2% and 7.1% for the corresponding 2017 periods.

OTHER FINANCIAL INFORMATION

As of December 31, 2018, Alleghany had 14,576,509 shares of its common stock outstanding, compared with 15,390,500 shares of its common stock outstanding as of December 31, 2017.

During the fourth quarter of 2018, Alleghany repurchased an aggregate of 342,927 shares of its common stock in the open market for $209.6 million, at an average price per share of $611.15. During 2018, Alleghany repurchased an aggregate of 822,849 shares of its common stock in the open market for $491.6 million, at an average price per share of $597.48. As of December 31, 2018, Alleghany had $271.5 million remaining under its share repurchase authorization.

In February 2018, the Alleghany Board of Directors declared a special dividend of $10.00 per share for stockholders of record on March 5, 2018. On March 15, 2018, Alleghany paid dividends to stockholders totaling $154.0 million.

Additional Information

Concurrent with the issuance of today’s earnings press release, Alleghany has posted a financial supplement to its website, www.alleghany.com, containing additional schedules that provide further detail pertaining to Alleghany’s financial results.

Additional information regarding Alleghany’s 2018 fourth quarter and full-year 2018 financial results, including management’s discussion and analysis of Alleghany’s financial condition and results of operations, is contained in Alleghany’s Annual Report on Form 10-K for the period ended December 31, 2018 (the “Form 10-K”), to be filed with the U.S. Securities and Exchange Commission (the “SEC”) on or about the date hereof. The Form 10-K and the financial supplement will be available on Alleghany’s website at www.alleghany.com. The Form 10-K will also be available on the SEC’s website at www.sec.gov. Readers are urged to review the Form 10-K for a more complete discussion of Alleghany’s financial performance.

[4]	As calculated in Alleghany’s financial supplement.

About Alleghany Corporation

Alleghany Corporation (NYSE-Y) owns and manages operating subsidiaries and investments, anchored by a core position in property and casualty reinsurance and insurance. Alleghany’s property and casualty subsidiaries include: Transatlantic Holdings, Inc. (referred to herein as “TransRe”), a leading global reinsurer; RSUI Group, Inc. (referred to herein as “RSUI”), a national underwriter of property and liability specialty insurance coverages; and CapSpecialty, Inc. (referred to herein as “CapSpecialty”), an underwriter of commercial property, casualty and surety insurance coverages.

Alleghany’s subsidiary Alleghany Capital Corporation (referred to herein as “Alleghany Capital”) engages in and oversees strategic investments and acquisitions. Alleghany Capital’s investments are categorized as either industrial businesses or non-industrial businesses. The industrial businesses include: (i) Bourn & Koch, Inc., a manufacturer/remanufacturer of specialty machine tools and supplier of replacement parts, accessories and services for a variety of cutting technologies (referred to herein as “Bourn & Koch”); (ii) R.C. Tway Company, LLC (dba and referred to herein as “Kentucky Trailer”), a manufacturer of custom trailers and truck bodies for the moving and storage industry and other markets; (iii) WWSC Holdings, LLC, a structural steel fabricator and erector (referred to herein as “W&W|AFCO Steel”); and (iv) Wilbert Funeral Services, Inc., a provider of products and services for the funeral and cemetery industries and precast concrete markets (referred to herein as “Wilbert”). The non-industrial businesses include: (i) IPS-Integrated Project Services, LLC, a technical service provider focused on the global pharmaceutical and biotechnology industries (referred to herein as “IPS”), (ii) Jazwares, LLC, a global toy, entertainment and musical instrument company (referred to herein as “Jazwares”), and (iii) Concord Hospitality Enterprises Company, a hotel management and development company (referred to herein as “Concord”). For additional information about Alleghany Capital Corporation, please visit www.alleghanycc.com.

Non-GAAP Financial Measures

Throughout this press release, Alleghany’s results of operations have been presented in the way that Alleghany believes will be the most meaningful and useful to investors, analysts, rating agencies and others who use financial information in evaluating the performance of Alleghany. This presentation includes the use of underwriting profit, operating earnings, operating earnings per diluted share and operating earnings before income taxes, which are “non-GAAP financial measures.” The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Also, note that these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. A discussion of Alleghany’s calculation and use of these financial measures is provided below.

Underwriting profit represents net premiums earned less net loss and loss adjustment expenses and commissions, brokerage and other underwriting expenses, all as determined in accordance with U.S. GAAP and does not include net investment income, change in the fair value of equity securities, net realized capital gains, other than temporary impairment losses, non-insurance revenue, other operating expenses, corporate administration, amortization of intangible assets and interest expense. Alleghany consistently uses underwriting profit as a supplement to earnings before income taxes, the most comparable U.S. GAAP financial measure, to evaluate the performance of its reinsurance and insurance segments and believes that underwriting profit provides useful additional information to investors because it highlights net earnings attributable to a segment’s underwriting performance. Earnings before income taxes may show a profit despite an underlying underwriting loss; and when underwriting losses persist over extended periods, a reinsurance or an insurance company’s ability to continue as an ongoing concern may be at risk.

A reconciliation of underwriting profit to earnings before income taxes is presented below.

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(in millions)		(in millions)

Earnings (losses) before income taxes	$(890.7)	$211.0	$39.6	$36.7

Adjustments to earnings before income taxes:
Net investment income	122.8	129.2	500.5	451.0
Change in the fair value of equity securities	(741.8)	-	(229.0)	-
Net realized capital gains	(70.4)	5.4	(3.2)	107.2
Other than temporary impairment losses	(0.8)	(3.8)	(1.3)	(16.9)
Noninsurance revenue	611.3	277.9	1,644.0	928.3
Other operating expenses	(555.9)	(288.9)	(1,579.3)	(967.1)
Corporate administration	25.3	(20.4)	(15.9)	(47.0)
Amortization of intangible assets	(7.3)	(5.3)	(24.0)	(19.4)
Interest expense	(24.7)	(20.3)	(90.7)	(83.0)

	(641.5)	73.8	201.1	353.1

Underwriting profit (loss)	$(249.2)	$137.2	$(161.5)	$(316.4)

Operating earnings and operating earnings per diluted share represent net earnings attributable to Alleghany stockholders and earnings per diluted share, respectively, excluding (on an after-tax basis) change in the fair value of equity securities, net realized capital gains, other than temporary impairment losses and amortization of intangible assets, all as determined in accordance with U.S. GAAP. Alleghany uses operating earnings and operating earnings per diluted share as supplements to net earnings attributable to Alleghany stockholders and diluted earnings per share, respectively, the most comparable U.S. GAAP financial measures, to provide useful additional information to investors by highlighting earnings and diluted earnings per share attributable to its performance exclusive of changes in the fair value of equity securities, realized capital gains or losses, impairments and amortization of intangible assets.

Reconciliations of operating earnings and operating earnings per diluted share to net earnings attributable to Alleghany stockholders and diluted earnings per share, respectively, are presented below.

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	($ in millions, except share and per share amounts)

Net earnings (losses) attributable to Alleghany stockholders(1)	$(712.1)	$153.3	$39.5	$90.1

Adjustments to net earnings attributable to Alleghany stockholders:

Change in the fair value of equity securities	(741.8)	-	(229.0)	-

Net realized capital gains	(70.4)	5.4	(3.2)	107.2

Other than temporary impairment losses	(0.8)	(3.8)	(1.3)	(16.9)

Amortization of intangible assets	(7.3)	(5.3)	(24.0)	(19.4)

Income tax effect of adjustments	172.3	1.3	54.1	(24.8)

	(648.0)	(2.4)	(203.4)	46.1

Operating earnings (losses)	$(64.1)	$155.7	$242.9	$44.0

Weighted average diluted common shares outstanding	14,743,777	15,391,388	15,062,567	15,410,034

Diluted earnings (losses) per share	$(48.30)	$9.96	$2.62	$5.85

Operating earnings (losses) per diluted share	$(4.35)	$10.12	$16.13	$2.87

(1)

The numerators for calculating diluted earnings per share and operating earnings per share may be further reduced for the effect of dilutive securities. Please refer to the Form 10-K for additional information.

Operating earnings before income taxes is a non-GAAP financial measure for our non-insurance operating subsidiaries and investments in the Alleghany Capital segment. Operating earnings before income taxes represents noninsurance revenue and net investment income less other operating expenses and interest expense, and does not include: (i) amortization of intangible assets; (ii) change in the fair value of equity securities; (iii) net realized capital gains; (iv) other than temporary impairment (“OTTI”) losses; and (v) income taxes. Because operating earnings before tax excludes amortization of intangible assets, change in the fair value of equity securities, net realized capital gains, OTTI losses and income taxes, it provides an indication of economic performance that is not affected by levels of effective tax rates or levels of amortization resulting from acquisition accounting. Alleghany uses operating earnings before income taxes as a supplement to earnings before income taxes, the most comparable GAAP financial measure, to evaluate the performance of certain of its non-insurance operating subsidiaries and investments. A reconciliation of operating earnings before income taxes to earnings before income taxes is presented above in “Segment Results-Alleghany Capital.”

In prior filings, Alleghany has used adjusted EBITDA as a non-GAAP financial measure for its non-insurance operating subsidiaries held by Alleghany Capital. Alleghany believes that operating earnings before income taxes is a more useful non-GAAP financial measure, as it reflects: (i) ongoing capital expenditures through the inclusion of depreciation expense (a component of other operating expenses) and (ii) ongoing levels of debt through the inclusion of interest expenses.

# # #

Forward-looking Statements

This release contains disclosures, which may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should” or the negative versions of those words or other comparable words. Forward-looking statements do not relate solely to historical or current facts; rather, they are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time. These statements are not guarantees of future performance. These forward-looking statements are based upon Alleghany’s current expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and Alleghany’s future financial condition and results. Factors that could cause these forward-looking statements to differ, possibly materially, from that currently contemplated include:

•	significant weather-related or other natural or man-made catastrophes and disasters;

•	the cyclical nature of the property and casualty reinsurance and insurance industries;

•	changes in market prices of our significant equity investments and changes in value of our debt securities portfolio;

•	adverse loss development for events insured by our reinsurance and insurance subsidiaries in either the current year or prior years;

•	the long-tail and potentially volatile nature of certain casualty lines of business written by our reinsurance and insurance subsidiaries;

•	the cost and availability of reinsurance;

•	the reliance by our reinsurance and insurance operating subsidiaries on a limited number of brokers;

•	legal, political, judicial and regulatory changes;

•	increases in the levels of risk retention by our reinsurance and insurance subsidiaries;

•	changes in the ratings assigned to our reinsurance and insurance subsidiaries;

•	claims development and the process of estimating reserves;

•	exposure to terrorist acts and acts of war;

•	the willingness and ability of our reinsurance and insurance subsidiaries’ reinsurers to pay reinsurance recoverables owed to our reinsurance and insurance subsidiaries;

•	the uncertain nature of damage theories and loss amounts;

•	the loss of key personnel of our reinsurance or insurance operating subsidiaries;

•	fluctuation in foreign currency exchange rates;

•	the failure to comply with the restrictive covenants contained in the agreements governing our indebtedness;

•	the ability to make payments on, or repay or refinance, our debt;

•	risks inherent in international operations; and

•	difficult and volatile conditions in the global market.

Additional risks and uncertainties include general economic and political conditions, including the effects of a prolonged U.S. or global economic downturn or recession; changes in costs; variations in political, economic or other factors; risks relating to conducting operations in a competitive environment; effects of acquisition and disposition activities, inflation rates, or recessionary or expansive trends; changes in interest rates; extended labor disruptions, civil unrest, or other external factors over which we have no control; changes in our plans, strategies, objectives, expectations, or intentions, which may happen at any time at our discretion; and other factors discussed in the Form 10-K. All forward-looking statements speak only as of the date they are made and are based on information available at that time. Alleghany does not undertake any obligation to update or revise any forward-looking statements to reflect subsequent circumstances or events.

For more information, please contact:

Kerry Jacobs

Alleghany Corporation

212-508-8141

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

	December 31,
	2018	2017
	($ in thousands, except share amounts)
Assets
Investments:
Securities at fair value:
Equity securities (cost: 2018 – $2,904,496; 2017 – $3,170,673)	$3,572,790	$4,099,467
Debt securities (amortized cost: 2018 – $11,895,850; 2017 – $12,536,772)	11,823,968	12,721,399
Short-term investments	893,776	578,054

	16,290,534	17,398,920
Commercial mortgage loans	676,532	658,364
Other invested assets	555,972	743,358

Total investments	17,523,038	18,800,642
Cash	1,038,763	838,375
Accrued investment income	91,913	105,877
Premium balances receivable	842,642	797,346
Reinsurance recoverables	1,921,278	1,746,488
Ceded unearned premiums	221,232	190,252
Deferred acquisition costs	464,546	453,346
Property and equipment at cost, net of accumulated depreciation and amortization	195,243	125,337
Goodwill	455,142	334,905
Intangible assets, net of amortization	553,136	459,037
Current taxes receivable	116,637	31,085
Net deferred tax assets	164,890	136,489
Funds held under reinsurance agreements	744,057	706,042
Other assets	1,012,379	659,096

Total assets	$25,344,896	$25,384,317

Liabilities, Redeemable Noncontrolling Interests and Stockholders’ Equity
Loss and loss adjustment expenses	$12,250,294	$11,871,250
Unearned premiums	2,267,078	2,182,294
Senior Notes and other debt	1,669,039	1,484,897
Reinsurance payable	168,667	156,376
Other liabilities	1,127,346	1,068,907

Total liabilities	17,482,424	16,763,724

Redeemable noncontrolling interests	169,762	106,530

Common stock (shares authorized: 2018 and 2017 – 22,000,000; shares issued: 2018 and 2017 – 17,459,961)	17,460	17,460
Contributed capital	3,612,830	3,612,109
Accumulated other comprehensive (loss) income	(202,003)	618,118
Treasury stock, at cost (2018 – 2,883,452 shares; 2017 – 2,069,461 shares)	(1,312,939)	(824,906)
Retained earnings	5,577,362	5,091,282

Total stockholders’ equity attributable to Alleghany stockholders	7,692,710	8,514,063

Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$25,344,896	$25,384,317

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Earnings and Comprehensive Income

	Year Ended December 31,
	2018	2017	2016
	($ in thousands, except per share amounts)
Revenues
Net premiums earned	$4,976,190	$4,954,990	$4,975,777
Net investment income	500,534	451,016	438,455
Change in the fair value of equity securities	(228,994)	-	-
Net realized capital gains	(3,241)	107,222	63,205
Other than temporary impairment losses	(1,328)	(16,871)	(45,165)
Noninsurance revenue	1,643,999	928,298	698,747

Total revenues	6,887,160	6,424,655	6,131,019

Costs and Expenses
Net loss and loss adjustment expenses	3,520,431	3,620,197	2,917,166
Commissions, brokerage and other underwriting expenses	1,617,333	1,651,177	1,657,251
Other operating expenses	1,579,309	967,104	765,226
Corporate administration	15,732	46,998	42,960
Amortization of intangible assets	24,039	19,419	19,012
Interest expense	90,724	83,070	81,599

Total costs and expenses	6,847,568	6,387,965	5,483,214

Earnings before income taxes	39,592	36,690	647,805
Income taxes	(15,062)	(63,802)	187,141

Net earnings	54,654	100,492	460,664
Net earnings attributable to noncontrolling interest	15,115	10,359	3,743

Net earnings attributable to Alleghany stockholders	$39,539	$90,133	$456,921

Net earnings	$54,654	$100,492	$460,664
Other comprehensive income (loss):
Change in unrealized gains (losses), net of deferred taxes of ($56,498), $280,526 and $36,468 for 2018, 2017 and 2016, respectively	(212,539)	520,976	67,726
Less: reclassification for net realized capital gains and other than temporary impairments, net of taxes of $3,125, ($25,806) and ($36,281) for 2018, 2017 and 2016, respectively	11,757	(47,925)	(67,380)
Change in unrealized currency translation adjustment, net of deferred taxes of ($5,822), $14,344 and ($3,889) for 2018, 2017 and 2016, respectively	(21,902)	26,639	(7,223)
Retirement plans	3,071	(3,755)	(112)

Comprehensive income (loss)	(164,959)	596,427	453,675
Comprehensive income attributable to noncontrolling interests	15,115	10,359	3,743

Comprehensive income (loss) attributable to Alleghany stockholders	$(180,074)	$586,068	$449,932

Basic earnings per share attributable to Alleghany stockholders	$2.62	$5.85	$29.60
Diluted earnings per share attributable to Alleghany stockholders	2.62	5.85	29.59